SECOND QUARTER 2018

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Second Quarter 2018 Financial and Operating Results
AGOURA HILLS, Calif., August 2, 2018—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2018.
Highlights

•	Total revenues increased 11.6% to $264.5 million for the second quarter of 2018 from $237.0 million for the second quarter of 2017.

•
Net loss attributable to common shareholders totaled $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018, compared to a net loss attributable to common shareholders of $0.2 million, or a $0.00 loss per diluted share, for the second quarter of 2017.

•
Core Funds from Operations attributable to common share and unit holders for the second quarter of 2018 was $93.6 million, or $0.27 per FFO share and unit, compared to $81.5 million, or $0.26 per FFO share and unit, for the same period in 2017, which represents a 3.8% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the second quarter of 2018 was $82.0 million, or $0.23 per FFO share and unit, compared to $71.2 million, or $0.23 per FFO share and unit, for the same period in 2017.

•	Core Net Operating Income ("Core NOI") margin on Same-Home properties was 64.4% for the second quarter of 2018, compared to 64.8% for the same period in 2017.

•	Core NOI after capital expenditures from Same-Home properties increased by 3.5% year-over-year for the second quarter of 2018.

•
Same-Home portfolio occupancy percentage increased to 96.6% as of June 30, 2018, from 96.0% as of March 31, 2018, while achieving 3.5% growth in average monthly realized rent per property for the second quarter of 2018, compared to the same period in 2017.

•	Redeemed the Series C participating preferred shares through a conversion into 10,848,827 Class A common shares (see "Capital Activities and Balance Sheet").

•	Paid down the term loan facility by $100.0 million and paid off the $48.4 million secured note payable in full.

“As we celebrate our fifth anniversary as a public company, we continue to demonstrate the power of our national operating platform and best-in-class team,” stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. “During the second quarter, we had one of our strongest leasing periods ever, achieving a record high Same-Home portfolio occupancy of 96.6%, while driving blended lease spreads of 4.9%. As we look to the balance of the year, all areas of our diversified geographic portfolio remain healthy and we are confident that we can build off of our successful first half results. Further, our investment grade balance sheet and strong liquidity profile provide us with ample capacity to continue to accretively grow our portfolio and drive strong cash flow growth and value creation for our shareholders through the remainder of 2018 and beyond.”
Second Quarter 2018 Financial Results
Net loss attributable to common shareholders totaled $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018, compared to a net loss attributable to common shareholders of $0.2 million, or a $0.00 loss per diluted share, for the second quarter of 2017. This decrease was primarily attributable to a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares, partially offset by higher revenues resulting from a larger number of leased properties and higher rental rates.

American Homes 4 Rent

Earnings Press Release (continued)

Total revenues increased 11.6% to $264.5 million for the second quarter of 2018 from $237.0 million for the second quarter of 2017. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 47,849 homes for the quarter ended June 30, 2018, compared to 45,687 homes for the quarter ended June 30, 2017.
Core NOI on our total portfolio increased 10.7% to $145.8 million for the second quarter of 2018, compared to $131.7 million for the second quarter of 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 3.7% to $172.8 million for the second quarter of 2018, compared to $166.6 million for the second quarter of 2017. This growth was primarily driven by a 3.5% increase in average monthly realized rents and a 0.4% increase in average occupied days percentage. Core property operating expenses from Same-Home properties increased 5.0% from $58.6 million for the second quarter of 2017, to $61.6 million for the second quarter of 2018, which was primarily attributable to higher turnover costs incurred during April 2018, as the Company completed its previously communicated first quarter 2018 initiative to strengthen occupancy.
Core NOI from Same-Home properties increased 3.1% to $111.2 million for the second quarter of 2018, compared to $107.9 million for the second quarter of 2017. After capital expenditures, Core NOI from Same-Home properties increased 3.5% to $104.5 million for the second quarter of 2018, compared to $101.0 million for the second quarter of 2017. The increases in Core NOI from Same-Home properties and Core NOI after Capital Expenditures from Same-Home properties were primarily attributable to increases in rental revenue driven by higher average occupied days percentage and average monthly realized rents during the second quarter of 2018.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $93.6 million, or $0.27 per FFO share and unit, for the second quarter of 2018, compared to $81.5 million, or $0.26 per FFO share and unit, for the second quarter of 2017. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the second quarter of 2018 was $82.0 million, or $0.23 per FFO share and unit, compared to $71.2 million, or $0.23 per FFO share and unit, for the second quarter of 2017. This improvement was primarily attributable to increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Year-to-Date 2018 Financial Results
Net loss attributable to common shareholders totaled $9.3 million, or a $0.03 loss per diluted share, for the six-month period ended June 30, 2018, compared to a net loss attributable to common shareholders of $1.7 million, or a $0.01 loss per diluted share, for the six-month period ended June 30, 2017. This decrease was primarily attributable to a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares, partially offset by higher revenues resulting from a larger number of leased properties and higher rental rates.
Total revenues increased 11.0% to $522.5 million for the six-month period ended June 30, 2018, from $470.8 million for the six-month period ended June 30, 2017. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 47,564 homes for the six months ended June 30, 2018, compared to 45,391 homes for the six months ended June 30, 2017.
Core NOI on our total portfolio increased 7.4% to $282.9 million for the six-month period ended June 30, 2018, compared to $263.5 million for the six-month period ended June 30, 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.

American Homes 4 Rent

Earnings Press Release (continued)

Core revenues from Same-Home properties increased 3.5% to $342.8 million for the six-month period ended ended June 30, 2018, compared to $331.3 million for the six-month period ended June 30, 2017. This growth was primarily driven by a 3.7% increase in average monthly realized rents. Core property operating expenses from Same-Home properties increased 7.1% from $114.4 million for the six-month period ended June 30, 2017, to $122.5 million for the six-month period ended June 30, 2018, which was primarily attributable to temporarily elevated turnover costs through April 2018, incurred as part of the Company's initiative to strengthen occupancy.
Core NOI from Same-Home properties increased 1.6% to $220.2 million for the six months ended June 30, 2018, compared to $216.9 million for the six months ended June 30, 2017. After capital expenditures, Core NOI from Same-Home properties increased 1.4% to $207.6 million for the six-month period ended June 30, 2018, from $204.7 million for the six-month period ended June 30, 2017. The increases in Core NOI from Same-Home properties and Core NOI After Capital Expenditures from Same-Home properties were primarily attributable to increases in rental revenue driven by higher rental rates during the six-month period ended June 30, 2018, offset by higher R&M and turnover costs during the six-month period ended June 30, 2018.
Core FFO attributable to common share and unit holders was $178.5 million, or $0.51 per FFO share and unit, for the six-month period ended June 30, 2018, compared to $158.2 million, or $0.51 per FFO share and unit, for the six-month period ended June 30, 2017. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2018, was $156.8 million, or $0.45 per FFO share and unit, compared to $140.1 million, or $0.45 per FFO share and unit, for the same period in 2017.
Portfolio
As of June 30, 2018, the Company had a total leased percentage of 96.3%, compared to 95.5% as of March 31, 2018. The leased percentage on Same-Home properties was 97.1% as of June 30, 2018, compared to 97.2% as of March 31, 2018.
Investments
As of June 30, 2018, the Company’s total portfolio consisted of 52,049 homes, including 2,209 properties to be disposed, compared to 51,840 homes as of March 31, 2018, including 1,892 properties to be disposed, an increase of 209 homes, which included 108 properties acquired through traditional acquisition channels, 215 newly constructed properties delivered through our AMH Development and National Builder Programs and 114 homes sold or rescinded.
Capital Activities and Balance Sheet
During the second quarter of 2018, the Company paid down the term loan facility by $100.0 million and paid off the outstanding principal on the secured note payable of approximately $48.4 million.
On April 5, 2018, the Company redeemed all 7,600,000 shares of the outstanding 5.5% Series C participating preferred shares through a conversion into 10,848,827 Class A common shares, based on a conversion ratio of 1.4275 Class A common shares issued per Series C participating preferred share. As a result, the Company recorded a $32.2 million allocation of income to the Series C participating preferred shareholders, representing the initial liquidation value of the Series C participating preferred shares in excess of the original equity carrying value of the Series C participating preferred shares as of the redemption date.
As of June 30, 2018, the Company had cash and cash equivalents of $53.5 million and had total outstanding debt of $2.7 billion, excluding unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs, with a weighted-average interest rate of 4.20% and a weighted-average term to maturity of 14.2 years. The Company had no outstanding borrowings on our $800.0 million revolving credit facility and had $100.0 million of outstanding borrowings on our term loan facility at the end of the quarter.

American Homes 4 Rent

Earnings Press Release (continued)

2018 Outlook

Full Year 2018
Same-Home	Previous Guidance	Current Guidance
Average Occupied Days Percentage	94.5% - 95.5%	95.0% - 95.5%
Core revenues growth	3.5% - 4.5%	4.0% - 4.5%
Property tax expense growth	3.5% - 4.5%	2.75% - 3.75%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100	$2,050 - $2,150	(1)
Core property operating expenses growth	4.0% - 5.0%	5.0% - 6.0%	(2)

Core NOI margin	64.0% - 65.0%	64.0% - 65.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%	3.25% - 3.75%

Property Enhancing Capex	$8 - $12 million	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million	$34.5 - $35.5 million

Acquisition and development volume	$400 - $600 million	$500 - $600 million

(1)	Revised due to elevated turnover costs on vacant units incurred as part of the Company’s strategic initiative to strengthen occupancy.

(2)
Increased to reflect higher R&M and turnover costs, net, plus Recurring Capital Expenditures, with a larger proportion of these costs now expected to be expensed, rather than capitalized, which is expected to be offset, in part, by lower growth in Recurring Capital Expenditures.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Second Quarter 2018 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, August 3, 2018, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2018, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 17, 2018, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13681377#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

American Homes 4 Rent

Earnings Press Release (continued)

About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2018, we owned 52,049 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” "outlook" or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that our acquisition and homebuilding programs will result in continued growth and that we will continue to expand margins. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Operating Data
Net loss attributable to common shareholders	$(15,151)	$(186)	$(9,337)	$(1,676)
Core revenues	$228,349	$206,005	$447,205	$408,206
Core NOI	$145,846	$131,748	$282,912	$263,466
Core NOI margin	63.9%	64.0%	63.3%	64.5%
Platform Efficiency Percentage	12.7%	12.6%	12.9%	12.6%
Adjusted EBITDA after Capex and Leasing Costs	$126,602	$115,745	$246,140	$231,851
Adjusted EBITDA after Capex and Leasing Costs Margin	54.7%	55.2%	54.2%	55.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.16	$0.22	$0.40	$0.45
Core FFO attributable to common share and unit holders	$0.27	$0.26	$0.51	$0.51
Adjusted FFO attributable to common share and unit holders	$0.23	$0.23	$0.45	$0.45

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Selected Balance Sheet Information - end of period
Single-family properties, net	$8,183,921	$8,169,080	$8,064,980	$7,802,499	$7,633,784
Total assets	$8,830,448	$8,958,033	$8,608,768	$8,509,876	$8,146,307
Outstanding borrowings under credit facilities, net	$99,120	$198,132	$338,023	$197,913	$289,648
Total Debt	$2,717,867	$2,871,649	$2,517,216	$2,382,871	$2,480,787
Total Market Capitalization	$11,279,968	$10,693,963	$10,975,663	$10,799,923	$10,716,768
Total Debt to Total Market Capitalization	24.1%	26.9%	22.9%	22.1%	23.1%
Net Debt to Adjusted EBITDA	5.0 x	5.1 x	4.8 x	4.2 x	4.8 x
NYSE AMH Class A common share closing price	$22.18	$20.08	$21.84	$21.71	$22.57

Portfolio Data - end of period
Leased single-family properties	48,020	47,677	46,996	46,026	46,089
Occupied single-family properties	47,758	47,095	46,614	45,660	45,495
Single-family properties newly acquired and being renovated	223	503	980	858	508
Single-family properties being prepared for re-lease	332	289	372	392	161
Vacant single-family properties available for re-lease	1,116	1,221	1,902	1,974	1,521
Vacant single-family properties available for initial lease	149	258	679	296	121
Total single-family properties, excluding properties to be disposed	49,840	49,948	50,929	49,546	48,400
Single-family properties to be disposed (1)	2,209	1,892	310	469	582
Total single-family properties	52,049	51,840	51,239	50,015	48,982
Total leased percentage (2)	96.3%	95.5%	92.3%	92.9%	95.2%
Total Average Occupied Days Percentage	94.8%	91.4%	90.8%	93.2%	93.3%
Same-Home leased percentage (38,400 properties)	97.1%	97.2%	95.9%	95.2%	96.5%
Same-Home Average Occupied Days Percentage (38,400 properties)	95.4%	94.7%	94.1%	94.2%	95.0%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series C participating preferred share (3)	$—	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share (4)	$0.37	$0.37	$0.37	$0.37	$0.27
Distributions declared per Series G perpetual preferred share (4)	$0.37	$0.37	$0.37	$0.30	$—

(1)
As of June 30, 2018, represents 2,209 properties identified as part of the Company's disposition program, comprised of 371 properties identified for future sale and 1,838 properties classified as held for sale.

(2)	Leased percentage is calculated based on total single-family properties, excluding properties to be disposed.

(3)	All of the Series C participating preferred shares were converted into Class A common shares on April 5, 2018.

(4)	Series F and G perpetual preferred shares offering close dates and initial dividend start dates were April 24, 2017, and July 17, 2017, respectively.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Revenues:
Rents from single-family properties	$227,211	$204,648	$445,234	$405,755
Fees from single-family properties	2,754	2,690	5,587	5,294
Tenant charge-backs	32,917	27,382	68,724	55,755
Other	1,601	2,288	2,942	3,958
Total revenues	264,483	237,008	522,487	470,762

Expenses:
Property operating expenses	98,843	85,954	199,830	169,259
Property management expenses	18,616	17,442	37,603	34,920
General and administrative expense	9,677	8,926	18,908	18,221
Interest expense	31,978	28,392	61,279	60,281
Acquisition fees and costs expensed	1,321	1,412	2,632	2,508
Depreciation and amortization	78,319	72,716	157,622	146,669
Other	1,624	1,359	2,451	2,917
Total expenses	240,378	216,201	480,325	434,775

Gain on sale of single-family properties and other, net	3,240	2,454	5,496	4,480
Loss on early extinguishment of debt	(1,447)	(6,555)	(1,447)	(6,555)
Remeasurement of participating preferred shares	—	(1,640)	1,212	(7,050)

Net income	25,898	15,066	47,423	26,862

Noncontrolling interest	(3,150)	(30)	(2,036)	(331)
Dividends on preferred shares	11,984	15,282	26,581	28,869
Redemption of participating preferred shares	32,215	—	32,215	—

Net loss attributable to common shareholders	$(15,151)	$(186)	$(9,337)	$(1,676)

Weighted-average shares outstanding─basic and diluted	295,462,572	258,900,456	290,848,633	251,685,993

Net loss attributable to common shareholders per share─basic and diluted	$(0.05)	$—	$(0.03)	$(0.01)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Net loss attributable to common shareholders	$(15,151)	$(186)	$(9,337)	$(1,676)
Adjustments:
Noncontrolling interests in the Operating Partnership	(2,902)	(31)	(1,777)	(370)
Net (gain) on sale / impairment of single-family properties and other	(1,704)	(896)	(3,260)	(1,993)
Depreciation and amortization	78,319	72,716	157,622	146,669
Less: depreciation and amortization of non-real estate assets	(1,787)	(1,748)	(3,617)	(4,297)
FFO attributable to common share and unit holders	$56,775	$69,855	$139,631	$138,333
Adjustments:
Acquisition fees and costs expensed	1,321	1,412	2,632	2,508
Noncash share-based compensation - general and administrative	520	697	1,118	1,218
Noncash share-based compensation - property management	423	424	800	841
Noncash interest expense related to acquired debt	937	874	1,837	1,714
Loss on early extinguishment of debt	1,447	6,555	1,447	6,555
Remeasurement of participating preferred shares	—	1,640	(1,212)	7,050
Redemption of participating preferred shares	32,215	—	32,215	—
Core FFO attributable to common share and unit holders	$93,638	$81,457	$178,468	$158,219
Recurring capital expenditures (1)	(8,489)	(8,342)	(15,875)	(14,739)
Leasing costs	(3,111)	(1,919)	(5,834)	(3,401)
Adjusted FFO attributable to common share and unit holders	$82,038	$71,196	$156,759	$140,079

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.16	$0.22	$0.40	$0.45
Core FFO attributable to common share and unit holders	$0.27	$0.26	$0.51	$0.51
Adjusted FFO attributable to common share and unit holders	$0.23	$0.23	$0.45	$0.45

Weighted-average FFO shares and units:
Common shares outstanding	295,462,572	258,900,456	290,848,633	251,685,993
Share-based compensation plan (2)	587,270	756,166	584,330	746,895
Operating partnership units	55,350,153	55,550,593	55,350,153	55,553,262
Total weighted-average FFO shares and units	351,399,995	315,207,215	346,783,116	307,986,150

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties to be disposed, which are comprised of properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Rents from single-family properties	$227,211	$204,648	$445,234	$405,755
Fees from single-family properties	2,754	2,690	5,587	5,294
Bad debt expense	(1,616)	(1,333)	(3,616)	(2,843)
Core revenues	228,349	206,005	447,205	408,206

Property tax expense	40,011	36,672	79,101	73,434
HOA fees, net (1)	4,845	4,099	9,322	7,985
R&M and turnover costs, net (1)	18,713	15,687	37,451	27,982
Insurance	1,946	1,924	3,993	3,864
Property management expenses, net (2)	16,988	15,875	34,426	31,475
Core property operating expenses	82,503	74,257	164,293	144,740

Core NOI	$145,846	$131,748	$282,912	$263,466
Core NOI margin	63.9%	64.0%	63.3%	64.5%

	For the Three Months Ended Jun 30, 2018
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Non-Stabilized Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	38,400	6,985	3,123	48,508	3,541	52,049

Rents from single-family properties	$171,966	$31,599	$13,153	$216,718	$10,493	$227,211
Fees from single-family properties	2,001	317	176	2,494	260	2,754
Bad debt expense	(1,183)	(264)	(57)	(1,504)	(112)	(1,616)
Core revenues	172,784	31,652	13,272	217,708	10,641	228,349

Property tax expense	29,880	5,105	2,312	37,297	2,714	40,011
HOA fees, net (1)	3,521	758	323	4,602	243	4,845
R&M and turnover costs, net (1)	13,958	2,230	950	17,138	1,575	18,713
Insurance	1,527	212	89	1,828	118	1,946
Property management expenses, net (2)	12,669	2,305	1,030	16,004	984	16,988
Core property operating expenses	61,555	10,610	4,704	76,869	5,634	82,503

Core NOI	$111,229	$21,042	$8,568	$140,839	$5,007	$145,846
Core NOI margin	64.4%	66.5%	64.6%	64.7%	47.1%	63.9%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)
Includes 1,332 non-stabilized properties and 2,209 properties to be disposed, which are comprised of 371 properties identified for future sale as part of the Company's disposition program and 1,838 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2018	2017	Change	2018	2017	Change
Number of Same-Home properties	38,400	38,400		38,400	38,400
Leased percentage as of period end	97.1%	96.5%	0.6%	97.1%	96.5%	0.6%
Occupancy percentage as of period end	96.6%	95.4%	1.2%	96.6%	95.4%	1.2%
Average Occupied Days Percentage	95.4%	95.0%	0.4%	95.1%	95.1%	—%
Average Monthly Realized Rent per property	$1,565	$1,512	3.5%	$1,559	$1,504	3.7%
Turnover Rate	10.7%	11.6%	(0.9)%	19.2%	20.4%	(1.2)%
Turnover Rate - TTM	38.0%	N/A		38.0%	N/A

Core NOI:
Rents from single-family properties	$171,966	$165,541	3.9%	$341,496	$329,502	3.6%
Fees from single-family properties	2,001	2,054	(2.6)%	3,970	4,028	(1.4)%
Bad debt expense	(1,183)	(1,035)	14.3%	(2,688)	(2,224)	20.9%
Core revenues	172,784	166,560	3.7%	342,778	331,306	3.5%

Property tax expense	29,880	28,873	3.5%	59,362	57,979	2.4%
HOA fees, net (1)	3,521	3,207	9.8%	6,850	6,286	9.0%
R&M and turnover costs, net (1)	13,958	12,339	13.1%	27,383	21,828	25.4%
Insurance	1,527	1,530	(0.2)%	3,045	3,150	(3.3)%
Property management expenses, net (2)	12,669	12,683	(0.1)%	25,895	25,195	2.8%
Core property operating expenses	61,555	58,632	5.0%	122,535	114,438	7.1%

Core NOI	$111,229	$107,928	3.1%	$220,243	$216,868	1.6%
Core NOI margin	64.4%	64.8%		64.3%	65.5%

Recurring Capital Expenditures	6,711	6,907	(2.8)%	12,633	12,177	3.7%
Core NOI After Capital Expenditures	$104,518	$101,021	3.5%	$207,610	$204,691	1.4%

Property Enhancing Capex
Resilient flooring program	$2,473	$606		$3,788	$606

Per property:
Average Recurring Capital Expenditures	$175	$180	(2.8)%	$329	$317	3.7%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$539	$502	7.4%	$1,042	$885	17.7%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Core NOI:
Rents from single-family properties	$171,966	$169,530	$167,114	$165,791	$165,541
Fees from single-family properties	2,001	1,969	1,955	2,196	2,054
Bad debt expense	(1,183)	(1,505)	(1,609)	(1,831)	(1,035)
Core revenues	172,784	169,994	167,460	166,156	166,560

Property tax expense	29,880	29,482	29,183	28,748	28,873
HOA fees, net (1)	3,521	3,329	3,367	3,299	3,207
R&M and turnover costs, net (1)	13,958	13,425	11,372	14,143	12,339
Insurance	1,527	1,518	1,571	1,547	1,530
Property management expenses, net (2)	12,669	13,226	12,186	12,444	12,683
Core property operating expenses	61,555	60,980	57,679	60,181	58,632

Core NOI	$111,229	$109,014	$109,781	$105,975	$107,928
Core NOI margin	64.4%	64.1%	65.6%	63.8%	64.8%

Recurring Capital Expenditures	6,711	5,922	5,854	8,312	6,907
Core NOI After Capital Expenditures	$104,518	$103,092	$103,927	$97,663	$101,021

Property Enhancing Capex
Resilient flooring program	$2,473	$1,315	$1,524	$1,016	$606

Per property:
Average Recurring Capital Expenditures	$175	$154	$152	$216	$180
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$539	$503	$447	$585	$502

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Metrics

Average Occupied Days Percentage

	For the Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Dallas-Fort Worth, TX	95.2%	94.4%	93.2%	92.9%	94.4%
Atlanta, GA	96.0%	95.1%	95.7%	96.1%	96.2%
Indianapolis, IN	94.9%	94.3%	94.2%	93.7%	94.2%
Charlotte, NC	94.4%	93.5%	92.6%	94.0%	94.9%
Houston, TX	95.1%	94.7%	93.6%	90.2%	92.0%
Cincinnati, OH	95.0%	94.5%	94.0%	93.7%	94.5%
Greater Chicago area, IL and IN	96.3%	96.6%	94.9%	94.8%	95.9%
Phoenix, AZ	97.0%	96.6%	95.0%	95.6%	96.9%
Nashville, TN	94.5%	92.9%	92.6%	92.3%	94.5%
Tampa, FL	95.0%	94.8%	93.5%	94.3%	94.4%
Raleigh, NC	93.9%	93.6%	93.8%	94.7%	94.6%
Jacksonville, FL	96.7%	95.6%	95.5%	94.9%	95.8%
Columbus, OH	96.0%	93.7%	92.5%	93.9%	96.3%
Orlando, FL	96.3%	96.9%	96.7%	96.6%	95.8%
Salt Lake City, UT	95.1%	95.2%	93.2%	94.2%	96.8%
Las Vegas, NV	97.7%	96.7%	96.4%	97.0%	96.8%
San Antonio, TX	94.9%	94.3%	92.8%	92.7%	94.4%
Charleston, SC	90.8%	92.3%	93.7%	93.2%	92.7%
Denver, CO	96.0%	97.0%	95.2%	95.5%	95.8%
Greenville, SC	91.2%	90.3%	91.0%	90.4%	92.2%
All Other (1)	95.9%	95.1%	94.1%	94.9%	95.5%
Total / Average	95.4%	94.7%	94.1%	94.2%	95.0%

Average Monthly Realized Rent per property

	For the Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Dallas-Fort Worth, TX	$1,691	$1,679	$1,669	$1,659	$1,638
Atlanta, GA	1,525	1,496	1,481	1,472	1,445
Indianapolis, IN	1,377	1,366	1,358	1,345	1,332
Charlotte, NC	1,526	1,522	1,521	1,508	1,491
Houston, TX	1,621	1,616	1,622	1,605	1,604
Cincinnati, OH	1,548	1,536	1,517	1,509	1,494
Greater Chicago area, IL and IN	1,811	1,788	1,778	1,765	1,732
Phoenix, AZ	1,319	1,299	1,283	1,260	1,240
Nashville, TN	1,700	1,702	1,685	1,686	1,665
Tampa, FL	1,678	1,671	1,668	1,644	1,645
Raleigh, NC	1,493	1,485	1,478	1,468	1,448
Jacksonville, FL	1,475	1,465	1,446	1,432	1,413
Columbus, OH	1,543	1,540	1,525	1,518	1,503
Orlando, FL	1,604	1,578	1,579	1,534	1,519
Salt Lake City, UT	1,666	1,643	1,627	1,608	1,576
Las Vegas, NV	1,489	1,466	1,450	1,437	1,422
San Antonio, TX	1,491	1,483	1,481	1,475	1,470
Charleston, SC	1,607	1,592	1,609	1,591	1,577
Denver, CO	2,136	2,112	2,083	2,069	2,058
Greenville, SC	1,525	1,529	1,525	1,518	1,518
All Other (1)	1,515	1,506	1,489	1,476	1,460
Total / Average	$1,565	$1,554	$1,542	$1,528	$1,512

(1)	Represents 16 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q18 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,398	$162,433	8.1%	4.4%	6.1%	5.0%
Atlanta, GA	3,056	165,079	8.0%	4.9%	7.6%	5.8%
Indianapolis, IN	2,783	153,331	6.1%	3.3%	7.5%	5.1%
Charlotte, NC	2,431	175,505	6.7%	3.1%	4.2%	3.6%
Houston, TX	2,132	170,331	4.8%	3.2%	5.1%	3.9%
Cincinnati, OH	1,882	173,539	4.9%	3.5%	5.9%	4.6%
Greater Chicago area, IL and IN	1,764	181,054	4.6%	3.5%	6.2%	4.4%
Phoenix, AZ	1,814	164,015	4.4%	5.7%	11.1%	7.8%
Nashville, TN	1,718	206,151	5.7%	3.4%	4.3%	3.8%
Tampa, FL	1,594	188,313	4.1%	3.6%	5.6%	4.4%
Raleigh, NC	1,597	179,892	4.2%	2.9%	4.8%	3.6%
Jacksonville, FL	1,591	153,951	3.8%	3.9%	8.0%	5.5%
Columbus, OH	1,433	155,630	3.8%	3.7%	6.6%	4.8%
Orlando, FL	1,247	170,019	3.2%	5.0%	8.8%	6.2%
Salt Lake City, UT	1,047	221,340	3.5%	5.0%	9.9%	7.1%
Las Vegas, NV	977	176,262	2.8%	4.1%	8.4%	5.3%
San Antonio, TX	880	155,689	1.9%	3.7%	5.0%	4.2%
Charleston, SC	667	179,978	1.6%	2.7%	3.4%	2.9%
Denver, CO	653	275,704	2.8%	4.2%	7.2%	5.2%
Greenville, SC	636	172,554	1.5%	3.2%	2.4%	2.8%
All Other (2)	5,100	173,698	13.5%	3.8%	6.9%	5.1%
Total / Average	38,400	$173,820	100.0%	3.9%	6.4%	4.9%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	2Q18 QTD	2Q17 QTD	Change	2Q18 QTD	2Q17 QTD	Change
Dallas-Fort Worth, TX	95.2%	94.4%	0.8%	$1,691	$1,638	3.2%
Atlanta, GA	96.0%	96.2%	(0.2)%	1,525	1,445	5.5%
Indianapolis, IN	94.9%	94.2%	0.7%	1,377	1,332	3.4%
Charlotte, NC	94.4%	94.9%	(0.5)%	1,526	1,491	2.3%
Houston, TX	95.1%	92.0%	3.1%	1,621	1,604	1.1%
Cincinnati, OH	95.0%	94.5%	0.5%	1,548	1,494	3.6%
Greater Chicago area, IL and IN	96.3%	95.9%	0.4%	1,811	1,732	4.6%
Phoenix, AZ	97.0%	96.9%	0.1%	1,319	1,240	6.4%
Nashville, TN	94.5%	94.5%	—%	1,700	1,665	2.1%
Tampa, FL	95.0%	94.4%	0.6%	1,678	1,645	2.0%
Raleigh, NC	93.9%	94.6%	(0.7)%	1,493	1,448	3.1%
Jacksonville, FL	96.7%	95.8%	0.9%	1,475	1,413	4.4%
Columbus, OH	96.0%	96.3%	(0.3)%	1,543	1,503	2.7%
Orlando, FL	96.3%	95.8%	0.5%	1,604	1,519	5.6%
Salt Lake City, UT	95.1%	96.8%	(1.7)%	1,666	1,576	5.7%
Las Vegas, NV	97.7%	96.8%	0.9%	1,489	1,422	4.7%
San Antonio, TX	94.9%	94.4%	0.5%	1,491	1,470	1.4%
Charleston, SC	90.8%	92.7%	(1.9)%	1,607	1,577	1.9%
Denver, CO	96.0%	95.8%	0.2%	2,136	2,058	3.8%
Greenville, SC	91.2%	92.2%	(1.0)%	1,525	1,518	0.5%
All Other (2)	95.9%	95.5%	0.4%	1,515	1,460	3.8%
Total / Average	95.4%	95.0%	0.4%	$1,565	$1,512	3.5%

(1)	Reflected for the three months ended June 30, 2018.

(2)	Represents 16 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2018	Dec 31, 2017
	(Unaudited)
Assets
Single-family properties:
Land	$1,670,214	$1,665,631
Buildings and improvements	7,276,606	7,303,270
Single-family properties held for sale, net	284,012	35,803
	9,230,832	9,004,704
Less: accumulated depreciation	(1,046,911)	(939,724)
Single-family properties, net	8,183,921	8,064,980
Cash and cash equivalents	53,504	46,156
Restricted cash	159,010	136,667
Rent and other receivables, net	28,049	30,144
Escrow deposits, prepaid expenses and other assets	246,877	171,851
Deferred costs and other intangibles, net	13,142	13,025
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,830,448	$8,608,768

Liabilities
Revolving credit facility	$—	$140,000
Term loan facility, net	99,120	198,023
Asset-backed securitizations, net	1,969,322	1,977,308
Unsecured senior notes, net	492,406	—
Exchangeable senior notes, net	113,533	111,697
Secured note payable	—	48,859
Accounts payable and accrued expenses	282,734	222,867
Amounts payable to affiliates	4,571	4,720
Participating preferred shares derivative liability	—	29,470
Total liabilities	2,961,686	2,732,944

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,954	2,861
Class B common shares	6	6
Preferred shares	308	384
Additional paid-in capital	5,630,321	5,600,256
Accumulated deficit	(494,326)	(453,953)
Accumulated other comprehensive income	9,267	75
Total shareholders’ equity	5,148,530	5,149,629
Noncontrolling interest	720,232	726,195
Total equity	5,868,762	5,875,824

Total liabilities and equity	$8,830,448	$8,608,768

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Debt Summary and Maturity Schedule as of June 30, 2018
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	3.29%	4.0
Term loan facility (3)	—	100,000	100,000	3.7%	3.44%	4.0
Total floating rate debt	—	100,000	100,000	3.7%	3.44%	4.0

Fixed rate debt:
AH4R 2014-SFR2	493,761	—	493,761	18.2%	4.42%	6.3
AH4R 2014-SFR3	509,400	—	509,400	18.7%	4.40%	6.4
AH4R 2015-SFR1	534,960	—	534,960	19.7%	4.14%	26.8
AH4R 2015-SFR2	464,746	—	464,746	17.1%	4.36%	27.3
Unsecured senior notes (4)	—	500,000	500,000	18.4%	4.08%	9.6
Exchangeable senior notes	—	115,000	115,000	4.2%	3.25%	0.4
Total fixed rate debt	2,002,867	615,000	2,617,867	96.3%	4.23%	14.6

Total Debt	$2,002,867	$715,000	$2,717,867	100.0%	4.20%	14.2

Unamortized discounts and loan costs			(43,486)
Total debt per balance sheet			$2,674,381

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2018	$—	$125,358	$125,358	4.6%
2019	—	20,714	20,714	0.8%
2020	—	20,714	20,714	0.8%
2021	—	20,714	20,714	0.8%
2022	100,000	20,714	120,714	4.4%
2023	—	20,714	20,714	0.8%
2024	—	956,197	956,197	35.2%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
2027	—	10,302	10,302	0.4%
Thereafter	—	1,401,836	1,401,836	51.4%
Total	$100,000	$2,617,867	$2,717,867	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of June 30, 2018.

(4)	The stated interest rate on the unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2018	2017	2018	2017
Interest expense per income statement	$31,978	$28,392	$61,279	$60,281
Less: noncash interest expense related to acquired debt	(937)	(874)	(1,837)	(1,714)
Interest expense included in Core FFO attributable to common share and unit holders	31,041	27,518	59,442	58,567
Less: amortization of discount, loan costs and cash flow hedge	(1,816)	(1,848)	(3,631)	(4,410)
Add: capitalized interest	1,363	1,035	3,799	1,638
Cash interest	$30,588	$26,705	$59,610	$55,795

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Capital Structure and Credit Metrics as of June 30, 2018
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,717,867	24.1%

Total preferred shares at liquidation value		768,750	6.8%

Common equity at market value:
Common shares outstanding	296,018,234
Operating partnership units	55,350,153
Total shares and units	351,368,387
NYSE AMH Class A common share closing price at June 30, 2018	$22.18
Market value of common shares and operating partnership units		7,793,351	69.1%

Total Market Capitalization		$11,279,968	100.0%
Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
Total preferred shares at liquidation value		30,750,000		$768,750		$47,936

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	5.0 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	6.7 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.1 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	65.5%

Unsecured Senior Notes Covenant Ratios (1)	Requirement	Actual

Ratio of Indebtedness to Total Assets	< 60.0%	28.0%
Ratio of Secured Debt to Total Assets	< 40.0%	20.6%
Ratio of Unencumbered Assets to Unsecured Debt	> 150.0%	934.8%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	> 1.50 x	4.69 x

Unsecured Credit Facility Covenant Ratios (1)	Requirement	Actual

Ratio of Total Indebtedness to Total Asset Value	< 60.0%	29.9%
Ratio of Secured Indebtedness to Total Asset Value	< 40.0%	20.2%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	< 60.0%	14.9%
Ratio of EBITDA to Fixed Charges	> 1.75 x	2.79 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	> 1.75 x	18.61 x

(1)	Refer to “Defined Terms and Non-GAAP Reconciliations” for additional information on the Unsecured Senior Notes and Unsecured Credit Facility covenants.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Top 20 Markets Summary as of June 30, 2018
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,680	9.4%	$171,915	2,146	16.5
Dallas-Fort Worth, TX	4,307	8.6%	163,011	2,118	14.6
Charlotte, NC	3,489	7.0%	187,097	2,080	14.7
Houston, TX	3,101	6.2%	160,963	2,101	12.6
Phoenix, AZ	2,938	5.9%	167,521	1,827	15.2
Indianapolis, IN	2,889	5.8%	151,903	1,933	15.7
Nashville, TN	2,619	5.3%	205,943	2,116	14.0
Jacksonville, FL	2,085	4.2%	168,049	1,944	13.7
Tampa, FL	2,057	4.1%	192,502	1,947	14.2
Raleigh, NC	2,014	4.0%	182,415	1,879	13.5
Cincinnati, OH	1,989	4.0%	173,466	1,853	16.0
Columbus, OH	1,978	4.0%	168,382	1,867	16.6
Greater Chicago area, IL and IN	1,776	3.6%	181,428	1,871	16.8
Orlando, FL	1,663	3.3%	174,992	1,884	17.1
Salt Lake City, UT	1,292	2.6%	236,116	2,165	17.0
Las Vegas, NV	1,022	2.1%	175,498	1,840	15.4
San Antonio, TX	1,014	2.0%	157,586	2,014	14.9
Charleston, SC	1,006	2.0%	190,751	1,943	12.0
Savannah/Hilton Head, SC	821	1.6%	175,508	1,845	11.8
Winston Salem, NC	791	1.6%	152,082	1,742	14.5
All Other (4)	6,309	12.7%	198,457	1,911	15.1
Total / Average	49,840	100.0%	$178,306	1,981	15.0
Leasing Information (1)

Market	Leased Percentage (2)	Avg. Occupied Days Percentage (3)	Avg. Monthly Realized Rent per property (3)	Avg. Change in Rent for Renewals (3)	Avg. Change in Rent for Re-Leases (3)	Avg. Blended Change in Rent (3)
Atlanta, GA	96.6%	95.5%	$1,521	5.0%	7.4%	5.8%
Dallas-Fort Worth, TX	95.9%	95.0%	1,690	4.4%	6.1%	5.0%
Charlotte, NC	96.9%	94.0%	1,539	3.1%	4.3%	3.6%
Houston, TX	93.2%	91.3%	1,587	3.3%	4.8%	3.9%
Phoenix, AZ	97.4%	96.0%	1,309	5.8%	11.1%	7.8%
Indianapolis, IN	97.2%	94.9%	1,371	3.3%	7.6%	5.1%
Nashville, TN	96.9%	94.8%	1,681	3.4%	4.3%	3.8%
Jacksonville, FL	96.2%	96.0%	1,505	3.9%	7.9%	5.5%
Tampa, FL	95.8%	95.2%	1,665	3.6%	5.5%	4.4%
Raleigh, NC	96.8%	93.7%	1,485	3.0%	4.7%	3.6%
Cincinnati, OH	96.5%	94.9%	1,548	3.5%	6.0%	4.6%
Columbus, OH	98.1%	95.7%	1,559	3.7%	6.5%	4.8%
Greater Chicago area, IL and IN	97.7%	96.1%	1,812	3.5%	6.1%	4.4%
Orlando, FL	97.7%	96.3%	1,598	4.8%	8.7%	6.2%
Salt Lake City, UT	91.3%	94.0%	1,679	5.0%	9.9%	7.1%
Las Vegas, NV	98.6%	97.7%	1,481	4.2%	8.0%	5.3%
San Antonio, TX	98.0%	94.8%	1,493	3.6%	4.9%	4.2%
Charleston, SC	93.8%	90.2%	1,626	2.8%	2.9%	2.9%
Savannah/Hilton Head, SC	98.4%	94.6%	1,498	3.1%	5.2%	4.2%
Winston Salem, NC	98.0%	95.5%	1,294	3.2%	6.1%	4.5%
All Other	95.7%	95.0%	1,622	4.0%	6.7%	5.0%
Total / Average	96.3%	94.8%	$1,561	3.9%	6.3%	4.9%

(1)	Property and leasing information excludes properties to be disposed.

(2)	Reflected as of period end.

(3)	Reflected for the three months ended June 30, 2018.

(4)	Represents 16 markets in 14 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Leasing Performance

	2Q18	1Q18	4Q17	3Q17	2Q17
Average Change in Rent for Renewals	3.9%	3.9%	4.2%	3.6%	3.2%
Average Change in Rent for Re-leases	6.3%	3.6%	1.6%	4.9%	6.1%
Average Blended Change in Rent	4.9%	3.7%	3.0%	4.1%	4.4%

Scheduled Lease Expirations

	MTM	3Q18	4Q18	1Q19	2Q19	Thereafter
Lease expirations	2,189	11,396	8,057	11,443	13,657	1,278

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)							HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Mar 31, 2018
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	156.4	56.4%
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	153.7	157.3	57.3%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	150.7	50.7%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	137.5	37.5%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	160.9	60.9%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	135.0	35.0%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	157.0	57.0%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	157.0	57.0%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	165.3	65.3%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	140.1	40.1%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	130.5	30.5%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	143.1	43.1%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	130.4	30.4%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	162.3	62.3%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	150.5	50.5%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	193.1	93.1%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	133.9	33.9%
Charleston, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	62.5%
Savannah/Hilton Head, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	62.5%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	121.0	21.0%
Average								50.4%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2018. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

(3)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties (1)			Single-Family Properties Sold 2Q18
Market	Held for Sale	Identified for Future Sale	Total Disposition Program	Number of Properties	Net Proceeds
Oklahoma City, OK	407	—	407	2	$264
Greater Chicago area, IL and IN	200	102	302	40	3,850
Columbia, SC	155	140	295	2	268
Augusta, GA	206	51	257	2	346
Corpus Christi, TX	237	—	237	3	502
Central Valley, CA	176	—	176	12	2,574
Austin, TX	93	35	128	3	451
Dallas-Fort Worth, TX	50	9	59	6	1,144
Houston, TX	38	19	57	4	666
Raleigh, NC	45	4	49	—	—
Atlanta, GA	36	5	41	5	657
Inland Empire, CA	39	—	39	5	1,269
Tampa, FL	26	—	26	2	301
Miami, FL	23	—	23	5	1,566
Nashville, TN	11	2	13	1	210
Phoenix, AZ	9	3	12	3	622
Columbus, OH	11	—	11	2	386
San Antonio, TX	9	—	9	1	137
Jacksonville, FL	7	—	7	—	—
Cincinnati, OH	7	—	7	1	127
All Other (2)	53	1	54	14	2,835
Total	1,838	371	2,209	113	$18,175

(1)	As of June 30, 2018.

(2)	Represents 15 markets in 10 states.

Share Repurchase and ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q17	—	$—	$—	629,532	$14,304	$22.72
2Q17	—	—	—	222,073	5,066	22.81
3Q17	—	—	—	1,181,493	26,855	22.73
4Q17	—	—	—	—	—	—
1Q18	1,804,163	34,933	19.36	—	—	—
2Q18	—	—	—	—	—	—
Total	1,804,163	$34,933	$19.36	2,033,098	$46,225	$22.74
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

2018 Outlook

Full Year 2018
Same-Home	Previous Guidance	Current Guidance
Average Occupied Days Percentage	94.5% - 95.5%	95.0% - 95.5%
Core revenues growth	3.5% - 4.5%	4.0% - 4.5%
Property tax expense growth	3.5% - 4.5%	2.75% - 3.75%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100	$2,050 - $2,150	(1)
Core property operating expenses growth	4.0% - 5.0%	5.0% - 6.0%	(2)

Core NOI margin	64.0% - 65.0%	64.0% - 65.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%	3.25% - 3.75%

Property Enhancing Capex	$8 - $12 million	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million	$34.5 - $35.5 million

Acquisition and development volume	$400 - $600 million	$500 - $600 million

(1)	Revised due to elevated turnover costs on vacant units incurred as part of the Company’s strategic initiative to strengthen occupancy.

(2)
Increased to reflect higher R&M and turnover costs, net, plus Recurring Capital Expenditures, with a larger proportion of these costs now expected to be expensed, rather than capitalized, which is expected to be offset, in part, by lower growth in Recurring Capital Expenditures.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Core revenues
Total revenues	$264,483	$237,008	$522,487	$470,762
Tenant charge-backs	(32,917)	(27,382)	(68,724)	(55,755)
Bad debt expense	(1,616)	(1,333)	(3,616)	(2,843)
Other revenues	(1,601)	(2,288)	(2,942)	(3,958)
Core revenues	$228,349	$206,005	$447,205	$408,206
Core property operating expenses
Property operating expenses	$98,843	$85,954	$199,830	$169,259
Property management expenses	18,616	17,442	37,603	34,920
Noncash share-based compensation - property management	(423)	(424)	(800)	(841)
Expenses reimbursed by tenant charge-backs	(32,917)	(27,382)	(68,724)	(55,755)
Bad debt expense	(1,616)	(1,333)	(3,616)	(2,843)
Core property operating expenses	$82,503	$74,257	$164,293	$144,740

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$25,898	$15,066	$47,423	$26,862
Remeasurement of participating preferred shares	—	1,640	(1,212)	7,050
Loss on early extinguishment of debt	1,447	6,555	1,447	6,555
Gain on sale of single-family properties and other, net	(3,240)	(2,454)	(5,496)	(4,480)
Depreciation and amortization	78,319	72,716	157,622	146,669
Acquisition fees and costs expensed	1,321	1,412	2,632	2,508
Noncash share-based compensation - property management	423	424	800	841
Interest expense	31,978	28,392	61,279	60,281
General and administrative expense	9,677	8,926	18,908	18,221
Other expenses	1,624	1,359	2,451	2,917
Other revenues	(1,601)	(2,288)	(2,942)	(3,958)
Tenant charge-backs	32,917	27,382	68,724	55,755
Expenses reimbursed by tenant charge-backs	(32,917)	(27,382)	(68,724)	(55,755)
Bad debt expense excluded from operating expenses	1,616	1,333	3,616	2,843
Bad debt expense included in revenues	(1,616)	(1,333)	(3,616)	(2,843)
Core NOI	145,846	131,748	282,912	263,466
Less: Non-Same-Home Core NOI	34,617	23,820	62,669	46,598
Same-Home Core NOI	111,229	107,928	220,243	216,868
Less: Same-Home recurring capital expenditures	6,711	6,907	12,633	12,177
Same-Home Core NOI After Capital Expenditures	$104,518	$101,021	$207,610	$204,691

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$145,846	$131,748	$282,912	$263,466
Less: Encumbered Core NOI	50,326	49,445	99,126	99,056
Unencumbered Core NOI	$95,520	$82,303	$183,786	$164,410

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Core revenues
Total revenues	$264,483	$258,004	$242,801	$246,836	$237,008
Tenant charge-backs	(32,917)	(35,807)	(28,232)	(36,094)	(27,382)
Bad debt expense	(1,616)	(2,000)	(2,186)	(2,299)	(1,333)
Other revenues	(1,601)	(1,341)	(1,201)	(409)	(2,288)
Core revenues	$228,349	$218,856	$211,182	$208,034	$206,005

Core property operating expenses
Property operating expenses	$98,843	$100,987	$87,871	$97,944	$85,954
Property management expenses	18,616	18,987	17,345	17,447	17,442
Noncash share-based compensation - property management	(423)	(377)	(391)	(417)	(424)
Expenses reimbursed by tenant charge-backs	(32,917)	(35,807)	(28,232)	(36,094)	(27,382)
Bad debt expense	(1,616)	(2,000)	(2,186)	(2,299)	(1,333)
Core property operating expenses	$82,503	$81,790	$74,407	$76,581	$74,257

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$25,898	$21,525	$30,533	$19,097	$15,066
Remeasurement of participating preferred shares	—	(1,212)	(1,500)	(8,391)	1,640
Loss on early extinguishment of debt	1,447	—	—	—	6,555
Hurricane-related charges, net	—	—	(2,173)	10,136	—
Gain on sale of single-family properties and other, net	(3,240)	(2,256)	(451)	(1,895)	(2,454)
Depreciation and amortization	78,319	79,303	75,831	74,790	72,716
Acquisition fees and costs expensed	1,321	1,311	809	1,306	1,412
Noncash share-based compensation - property management	423	377	391	417	424
Interest expense	31,978	29,301	25,747	26,592	28,392
General and administrative expense	9,677	9,231	7,986	8,525	8,926
Other expenses	1,624	827	803	1,285	1,359
Other revenues	(1,601)	(1,341)	(1,201)	(409)	(2,288)
Tenant charge-backs	32,917	35,807	28,232	36,094	27,382
Expenses reimbursed by tenant charge-backs	(32,917)	(35,807)	(28,232)	(36,094)	(27,382)
Bad debt expense excluded from operating expenses	1,616	2,000	2,186	2,299	1,333
Bad debt expense included in revenues	(1,616)	(2,000)	(2,186)	(2,299)	(1,333)
Core NOI	145,846	137,066	136,775	131,453	131,748
Less: Non-Same-Home Core NOI	34,617	28,052	26,994	25,478	23,820
Same-Home Core NOI	111,229	109,014	109,781	105,975	107,928
Less: Same-Home recurring capital expenditures	6,711	5,922	5,854	8,312	6,907
Same-Home Core NOI After Capital Expenditures	$104,518	$103,092	$103,927	$97,663	$101,021

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

(Amounts in thousands)	Jun 30, 2018
Total Debt	$2,717,867
Preferred shares at liquidation value	768,750
Total Debt and preferred shares	3,486,617

Adjusted EBITDA - TTM	$522,626

Debt and Preferred Shares to Adjusted EBITDA	6.7 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2018
Interest expense per income statement	$113,618
Less: noncash interest expense related to acquired debt	(3,672)
Less: amortization of discount, loan costs and cash flow hedge	(7,384)
Add: capitalized interest	7,817
Cash interest	110,379
Dividends on preferred shares	58,430
Fixed charges	168,809

Adjusted EBITDA	$522,626

Fixed Charge Coverage	3.1 x

Net Debt to Adjusted EBITDA

(Amounts in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Total Debt	$2,717,867	$2,871,649	$2,517,216	$2,382,871	$2,480,787
Less: cash and cash equivalents	(53,504)	(203,883)	(46,156)	(243,547)	(67,325)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(47,890)	(46,384)	(46,203)	(46,166)	(56,058)
Net debt	$2,590,807	$2,595,716	$2,399,191	$2,067,492	$2,331,738

Adjusted EBITDA - TTM	$522,626	$510,430	$504,768	$496,105	$487,562

Net Debt to Adjusted EBITDA	5.0 x	5.1 x	4.8 x	4.2 x	4.8 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Jun 30, 2018
Unencumbered Core NOI	$95,520
Core NOI	$145,846
Unencumbered Core NOI Percentage	65.5%

EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of shares and units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the three and six months ended June 30, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2018	2017	2018	2017
Net income	$25,898	$15,066	$47,423	$26,862
Interest expense	31,978	28,392	61,279	60,281
Depreciation and amortization	78,319	72,716	157,622	146,669
EBITDA	$136,195	$116,174	$266,324	$233,812

Noncash share-based compensation - general and administrative	520	697	1,118	1,218
Noncash share-based compensation - property management	423	424	800	841
Acquisition fees and costs expensed	1,321	1,412	2,632	2,508
Net (gain) on sale / impairment of single-family properties and other	(1,704)	(896)	(3,260)	(1,993)
Loss on early extinguishment of debt	1,447	6,555	1,447	6,555
Remeasurement of participating preferred shares	—	1,640	(1,212)	7,050
Adjusted EBITDA	$138,202	$126,006	$267,849	$249,991

Recurring capital expenditures (1)	(8,489)	(8,342)	(15,875)	(14,739)
Leasing costs	(3,111)	(1,919)	(5,834)	(3,401)
Adjusted EBITDA after Capex and Leasing Costs	$126,602	$115,745	$246,140	$231,851

Total revenues	$264,483	$237,008	$522,487	$470,762
Less: tenant charge-backs	(32,917)	(27,382)	(68,724)	(55,755)
Total revenues, net of tenant charge-backs	$231,566	$209,626	$453,763	$415,007

Adjusted EBITDA Margin	59.7%	60.1%	59.0%	60.2%

Adjusted EBITDA after Capex and Leasing Costs Margin	54.7%	55.2%	54.2%	55.9%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties to be disposed, which are comprised of properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net income	$97,053	$86,221	$76,492	$55,297	$36,033
Interest expense	113,618	110,032	112,620	118,411	124,670
Depreciation and amortization	308,243	302,640	297,290	295,623	296,225
EBITDA	518,914	498,893	486,402	469,331	456,928

Noncash share-based compensation - general and administrative	2,463	2,640	2,563	2,415	2,196
Noncash share-based compensation - property management	1,608	1,609	1,649	1,652	1,646
Acquisition fees and costs expensed	4,747	4,838	4,623	4,358	4,809
Net (gain) on sale / impairment of single-family properties and other	(3,413)	(2,605)	(2,146)	(1,081)	(11,600)
Hurricane-related charges, net	7,963	7,963	7,963	10,136	—
Loss on early extinguishment of debt	1,447	6,555	6,555	6,555	19,963
Remeasurement of participating preferred shares	(11,103)	(9,463)	(2,841)	2,739	13,620
Adjusted EBITDA	$522,626	$510,430	$504,768	$496,105	$487,562

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on redemption or conversion of shares or units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties to be disposed, which are comprised of properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or loss per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2018	2017	2018	2017
Property management expenses	$18,616	$17,442	$37,603	$34,920
Less: tenant charge-backs	(1,205)	(1,143)	(2,378)	(2,604)
Less: noncash share-based compensation - property management	(423)	(424)	(800)	(841)
Property management expenses, net	16,988	15,875	34,425	31,475

General and administrative expense	9,677	8,926	18,908	18,221
Less: noncash share-based compensation - general and administrative	(520)	(697)	(1,118)	(1,218)
General and administrative expense, net	9,157	8,229	17,790	17,003

Leasing costs	3,111	1,919	5,834	3,401
Platform costs	$29,256	$26,023	$58,049	$51,879

Rents from single-family properties	$227,211	$204,648	$445,234	$405,755
Fees from single-family properties	2,754	2,690	5,587	5,294
Total portfolio rents and fees	$229,965	$207,338	$450,821	$411,049

Platform Efficiency Percentage	12.7%	12.6%	12.9%	12.6%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties and properties to be disposed, which are comprised of properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale, identified for future sale as part of the Company’s disposition program, or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the Unsecured Senior Notes covenants show the Company's compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company's compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Christopher C. Lau	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie G. Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Bryan Smith
Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CO
CA
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Juan Sanabria	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	juan.sanabria@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	GS Global Investment Research
Douglas Harter	Steve Sakwa	John Pawlowski	Andrew Rosivach
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities
Richard Hill	Buck Horne	Andrew Babin	Jeff Donnelly
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	dbabin@rwbaird.com	jeff.donnelly@wellsfargo.com

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.